PROSPECTUS and                  PRICING SUPPLEMENT NO. 14
PROSPECTUS SUPPLEMENT, each     effective at 1:00 PM EST
Dated 9 October 2003            Dated 18 July 2005
CUSIP: 24422EPU7                Commission File No.: 333-108705
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,320,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              21 July 2005

Maturity Date:                    20 July 2007

Principal Amount:                 $200,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 7 Basis Points

Initial Interest
Determination Date:               19 July 2005

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 20th
                                  (or next Business Day)
                                  of Oct., Jan., Apr. and
                                  Jul.

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 20th
                                  (or next Business Day)
                                  of Oct., Jan., Apr. and
                                  Jul.

Regular Record Dates:             Close of business on the 15th
                                  calendar day (whether or not a
                                  Business Day) preceding the
                                  related Interest Payment Date

Redemption Provisions:            None

Plan of Distribution:             Name         Principal Amount
                                                     Of Notes
                                  Deutsche Bank Securities
                                   Inc.            $170,000,000
                                  HSBC Securities (USA)
                                   Inc.              30,000,000
                                  Total            $200,000,000

                                  The above Agents have
                                  severally agreed to purchase
                                  the respective principal
                                  amount of Notes, opposite
                                  their names as principal,
                                  at a price of 99.75% for
                                  resale at par.

Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.